F&M BANCORP



                                              July 12, 1996


Securities and Exchange Commission 450 - 5th Street, N.W.
Washington, D.C.  20549

Attention:  Mr. Edsel Jay Guydon

         Re: F&M Bancorp:Registration Statement on Form S-4 (File No. 333-4967)

Ladies and Gentlemen:

         Pursuant to Rule 461 under the Securities Act of 1933, as amended (the "Act") the undersigned hereby requests that the effective date and time of the above-captioned Registration Statement be accelerated by the Securities and Exchange Commission to 9:00 a.m. on July 16, 1996, or as soon thereafter as may be practicable.

         We understand that this written request for acceleration of the effective date of the Registration Statement confirms that the undersigned is aware of its responsibilities under the Act as they relate to the proposed offering of the securities registered pursuant to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Charles W. Hoff, III
                                                     ------------------------
                                                     Charles W. Hoff, III
                                                     Chairman of the Board


                            110 Thomas Johnson Drive
                                  P.O. Box 518
                               Frederick, MD 21701
                                 (301) 694-4000